FOR IMMEDIATE RELEASE
July 8, 2011

Contact
Name:	Ron W. Hanna
Title:	President and CEO
Phone:	575-257-2339
E-Mail:	rhanna@wewalkyouhome.com

PSM Holdings, Inc. Acquires Founders Mortgage

PSM Holdings, Inc.  (OTCBB: PSMH-OB) has acquired Founders Mortgage of St. Louis, Missouri, effective July 1, 2011.   At the closing, Founders Mortgage, LLC., was merged into UCMC, a wholly owned subsidiary of PSMI.  PSMI is a wholly owned subsidiary of PSMH.  Mr. Peter Gubany, the President of Founders Mortgage, received 250,000 shares of PSMH common stock for his equity position in Founders Mortgage, LLC.

Founders Mortgage has been doing business in St. Louis for five years.  Currently, they have eight employees and originate between five and seven million dollars in loan production per month.   Ron Hanna, President and CEO of PSMH stated:  “The acquisition of Founders will add significant value to our company and shareholder base.  Founders is a very professional mortgage operation and offers world class service to its clients.  We are very proud to have the Founders team as part of our Prime Source family.”

For more information regarding this press release, please click on the links below.

http://www.psmholdings.com/newsroom/psm-holdings-inc-acquires-founders-mortgage

or
http://bit.ly/onLbKR

About PSM Holdings, Inc.

PSM Holdings, Inc., through its wholly owned subsidiary, PrimeSource Mortgage, Inc. (PSMI) provides mortgage brokerage and banking services across the United States. PSMI is currently licensed in 19 states across the United States, and oversees the operations of more than 30 branches.  For more information, visit http://www.psmholdings.com.

Forward-Looking Statements:

Certain statements contained herein, including, without limitation, statements containing the words "believes," "intends" and other words of similar import, constitute "forward-looking statements" within the meaning of Section 7A of Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include but are not limited to that we are in the process of furthering several of the key milestones we achieved last year and creating new growth opportunities for PSM Holdings, Inc. and its subsidiaries, and that we will continue to enter new projects and strategic partnerships in 2011. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of PSM Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. PSM Holdings, Inc. disclaims any obligation to update or to announce publicly the results of any revision of the forward-looking statements contained or incorporated by reference herein to reflect future events or developments.

    Contact:
    Ron W. Hanna, President and CEO
    575-257-2339
   rhanna@wewalkyouhome.com